Floor & Decor Holdings, Inc. Announces First Quarter Fiscal 2024 Financial Results
Net sales of $1,097.3 million decreased 2.2% from the first quarter of fiscal 2023
Comparable store sales decreased 11.6%
Diluted earnings per share of $0.46
Opened four new warehouse stores
ATLANTA--(BUSINESS WIRE)--May 2, 2024--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the first quarter of fiscal 2024, which ended March 28, 2024.
Tom Taylor, Chief Executive Officer, stated, “We are pleased to report better-than-expected fiscal 2024 first quarter diluted earnings per share of $0.46. We take pride in these first quarter results as they demonstrate how our teams continue to work to strategically grow our gross margin rate and prudently manage expenses without sacrificing customer service amid the near-term uncertain macroeconomic challenges. We are focused on continuing to grow our market share by opening new warehouse-format stores, capitalizing on our everyday low prices and value-driven options, trend-right product assortments, in-stock job lot quantities, and exceptional customer service.”
Mr. Taylor continued, “We have a busy fiscal 2024 second quarter store opening plan, including opening in Brooklyn, New York. We remain focused on managing our profitability in the short run while at the same time continuing to make long-term growth investments toward our plan to operate 500 warehouse-format stores in the United States over time.”
Please see “Comparable Store Sales” below for information on how the Company calculates period-over-period changes in comparable store sales.
For the Thirteen Weeks Ended March 28, 2024
•Net sales of $1,097.3 million decreased 2.2% from $1,122.1 million in the first quarter of fiscal 2023.
•Comparable store sales decreased 11.6%.
•We opened four new warehouse stores, ending the quarter with 225 warehouse stores and five design studios.
•Operating income of $59.3 million decreased 37.9% from $95.5 million in the first quarter of fiscal 2023. Operating margin of 5.4% decreased 310 basis points from the first quarter of fiscal 2023.
•Net income of $50.0 million decreased 30.0% from $71.5 million in the first quarter of fiscal 2023. Diluted earnings per share ("EPS") of $0.46 decreased 30.3% from $0.66 in the first quarter of fiscal 2023.
•Adjusted EBITDA* of $123.0 million decreased 17.8% from $149.6 million in the first quarter of fiscal 2023.
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Outlook for the Fiscal Year Ending December 26, 2024:
•Net sales of approximately $4,600 million to $4,770 million
•Comparable store sales of approximately (5.5)% to (2.0)%
•Diluted EPS of approximately $1.75 to $2.05
•Adjusted EBITDA* of approximately $520 million to $560 million
•Depreciation and amortization expense of approximately $230 million
•Interest expense, net of approximately $9 million to $11 million
•Tax rate of approximately 20%
•Diluted weighted average shares outstanding of approximately 109 million shares
•Open 30 to 35 new warehouse stores
•Capital expenditures of approximately $400 million to $475 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the first quarter fiscal 2024 financial results is scheduled for today, May 2, 2024, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call is expected to be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13745248. The replay will be available until May 9, 2024.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 225 warehouse-format stores and five design studios across 36 states as of March 28, 2024. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate and vinyl, and natural stone along with decorative accessories and wall tile, installation materials, and adjacent categories at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC ("Spartan") subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (which are shown in the reconciliation below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of non-cash stock-based compensation expense and certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the table below.
EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.
EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine EBITDA and Adjusted EBITDA, such as stock-based compensation expense, distribution center relocation expenses, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Our presentation of EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	March 28, 2024		March 30, 2023		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,097,289	100.0%	$1,122,052	100.0%	(2.2)%
Cost of sales	627,263	57.2	652,934	58.2	(3.9)%
Gross profit	470,026	42.8	469,118	41.8	0.2%
Operating expenses:
Selling and store operating	334,345	30.5	303,671	27.1	10.1%
General and administrative	66,777	6.1	61,911	5.5	7.9%
Pre-opening	9,593	0.8	8,020	0.7	19.6%
Total operating expenses	410,715	37.4	373,602	33.3	9.9%
Operating income	59,311	5.4	95,516	8.5	(37.9)%
Interest expense, net	1,955	0.2	4,862	0.4	(59.8)%
Income before income taxes	57,356	5.2	90,654	8.1	(36.7)%
Income tax expense	7,324	0.6	19,130	1.7	(61.7)%
Net income	$50,032	4.6%	$71,524	6.4%	(30.0)%
Basic weighted average shares outstanding	106,770		105,962
Diluted weighted average shares outstanding	108,255		107,718
Basic earnings per share	$0.47		$0.67		(29.9)%
Diluted earnings per share	$0.46		$0.66		(30.3)%

Condensed Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of March 28, 2024	As of December 28, 2023
Assets
Current assets:
Cash and cash equivalents	$57,426	$34,382
Income taxes receivable	15,830	27,870
Receivables, net	100,951	99,513
Inventories, net	1,032,130	1,106,150
Prepaid expenses and other current assets	49,746	48,725
Total current assets	1,256,083	1,316,640
Fixed assets, net	1,651,373	1,629,917
Right-of-use assets	1,317,694	1,282,625
Intangible assets, net	152,953	153,869
Goodwill	257,940	257,940
Deferred income tax assets, net	15,406	14,227
Other assets	7,211	7,332
Total long-term assets	3,402,577	3,345,910
Total assets	$4,658,660	$4,662,550
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$2,103	$2,103
Current portion of lease liabilities	129,150	126,428
Trade accounts payable	641,180	679,265
Accrued expenses and other current liabilities	287,011	332,940
Deferred revenue	14,195	11,277
Total current liabilities	1,073,639	1,152,013
Term loan	194,836	194,939
Lease liabilities	1,337,756	1,301,754
Deferred income tax liabilities, net	60,478	67,188
Other liabilities	11,150	15,666
Total long-term liabilities	1,604,220	1,579,547
Total liabilities	2,677,859	2,731,560
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2024 and December 28, 2023	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 107,011,266 shares issued and outstanding at March 28, 2024 and 106,737,532 issued and outstanding at December 28, 2023	107	107
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2024 and December 28, 2023	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at March 28, 2024 and December 28, 2023	—	—
Additional paid-in capital	513,809	513,060
Accumulated other comprehensive income, net	452	1,422
Retained earnings	1,466,433	1,416,401
Total stockholders’ equity	1,980,801	1,930,990
Total liabilities and stockholders’ equity	$4,658,660	$4,662,550

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 28, 2024	March 30, 2023
Operating activities
Net income	$50,032	$71,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,423	46,352
Deferred income taxes	(7,530)	(7,211)
Stock-based compensation expense	7,232	6,741
Change in fair value of contingent earn-out liabilities	576	1,434
Loss (gain) on asset impairments and disposals, net	37	(177)
Interest cap derivative contracts	28	28
Changes in operating assets and liabilities:
Receivables, net	(1,438)	6,740
Inventories, net	74,020	111,189
Trade accounts payable	(35,079)	47,176
Accrued expenses and other current liabilities	(7,905)	(68,733)
Income taxes	13,186	25,495
Deferred revenue	2,918	4,358
Other, net	(4,990)	5,364
Net cash provided by operating activities	147,510	250,280
Investing activities
Purchases of fixed assets	(111,688)	(139,398)
Net cash used in investing activities	(111,688)	(139,398)
Financing activities
Payments on term loan	(526)	(526)
Borrowings on revolving line of credit	258,600	215,400
Payments on revolving line of credit	(258,600)	(319,100)
Payments of contingent earn-out liabilities	(5,769)	(5,241)
Proceeds from exercise of stock options	3,854	2,130
Proceeds from employee stock purchase plan	2,720	2,558
Tax payments for stock-based compensation awards	(13,057)	(10,863)
Net cash used in financing activities	(12,778)	(115,642)
Net increase (decrease) in cash and cash equivalents	23,044	(4,760)
Cash and cash equivalents, beginning of the period	34,382	9,794
Cash and cash equivalents, end of the period	$57,426	$5,034
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$68,360	$55,701
Cash paid for interest, net of capitalized interest	$1,195	$4,692
Cash paid for income taxes, net of refunds	$1,665	$1,651
Fixed assets accrued at the end of the period	$100,091	$109,161

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)
EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	March 28, 2024	March 30, 2023
Net income (GAAP):	$50,032	$71,524
Depreciation and amortization (a)	55,879	45,926
Interest expense, net	1,955	4,862
Income tax expense	7,324	19,130
EBITDA	115,190	141,442
Stock-based compensation expense (b)	7,232	6,741
Other (c)	576	1,434
Adjusted EBITDA	$122,998	$149,617
(a)Excludes amortization of deferred financing costs, which is included as part of interest expense, net in the table above.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for both the thirteen weeks ended March 28, 2024 and March 30, 2023 relate to changes in the fair value of contingent earn-out liabilities.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release and the associated webcast/conference call, including statements regarding the Company’s future operating results and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions, including the impact of natural disasters on sales.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release and the associated webcast/conference call are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and discretionary spending, and the housing market, including as a result of rising inflation or interest rates, (2) our failure to successfully manage the challenges that our planned new store growth poses or the impact of unexpected difficulties or higher costs during our expansion, (3) our inability to enter into leases for additional stores on acceptable terms or renew or replace our current store leases, (4) our failure to successfully anticipate and manage trends, consumer preferences, and demand, (5) our inability to successfully manage increased competition, (6) our inability to manage our inventory, including the impact of inventory obsolescence, shrinkage, and damage, (7) any disruption in our distribution capabilities, supply chain, and our related planning and control processes, including carrier capacity constraints, port congestion or shut down, transportation costs, and other supply chain costs or product shortages, (8) any increases in wholesale prices of products, materials, and transportation costs beyond our control, including increases in costs due to inflation, (9) the resignation, incapacitation, or death of any key personnel, including our executive officers, (10) our inability to attract, hire, train, and retain highly qualified managers and staff, (11) the impact of any labor activities, (12) our dependence on foreign imports for the products we sell, including risks associated with obtaining products from abroad, (13) geopolitical risks, such as the conflict in the Middle East, the ongoing war in Ukraine, and U.S. policies related to global trade and tariffs, such as import restrictions under the Uyghur Forced Labor Prevention Act, or any antidumping and countervailing duties, any of which could impact our ability to import from foreign suppliers or raise our costs, (14) our ability to manage our comparable store sales growth, (15) any failure by any of our suppliers to supply us with quality products on attractive terms and prices, (16) any failure by our suppliers to adhere to the quality standards that we set for our products, (17) our inability to locate sufficient suitable natural products, particularly products made of more exotic species or unique stone, (18) the effects of weather conditions, natural disasters, or other unexpected events, including public health crises that may disrupt our operations, (19) our inability to maintain sufficient levels of cash flow or liquidity to fund our expanding business and service our existing indebtedness, (20) any allegations, investigations, lawsuits, or violations of laws and regulations applicable to us, our products, or our suppliers, (21) our inability to adequately protect the privacy and security of information related to our customers, us, our associates, our suppliers, and other third parties, (22) any material disruption in our information systems, including our website, (23) new or changing laws or regulations, including tax laws and trade policies and regulations, (24) any failure to protect our intellectual property rights or disputes regarding our intellectual property or the intellectual property of third parties, (25) the impact of any future strategic transactions, (26) restrictions imposed by our indebtedness on our current and future operations, including risks related to our variable rate debt, and (27) our ability to manage risks related to corporate social responsibility. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business,” Item 1A, “Risk Factors,” and Item 1C "Cybersecurity" of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2024 (the “Annual Report”) and elsewhere in the Annual Report, and those described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2024 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Senior Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com